EXHIBIT 11.2


                                 MICROAGE, INC.
                      FULLY DILUTED EPS DETAIL CALCULATION

                                                                          39 weeks ended
                                                              ---------------------------------------
                                                                  July 28,              July 30,
                                                                    1996                  1995
                                                              -----------------     -----------------
Net income available for primary EPS                          $      8,046,000      $      5,965,000
                                                              =================     =================

Shares:    per primary EPS                                          14,668,572            14,314,534
           additional shares issuable                                  328,460               128,674
                                                              -----------------     -----------------

                                                                    14,997,032            14,443,208
                                                              =================     =================


Fully diluted EPS                                             $           0.54      $           0.41
                                                              =================     =================

Note:  Since fully diluted EPS affects primary EPS by less than 3%, it is not disclosed in the financial statements.